Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-65096) pertaining to the Virco Mfg. Corporation 1993 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-32539) pertaining to the Virco Mfg. Corporation 1997 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan,

(4)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan, and

(5)	Registration Statement (Form S-8 No. 333-143874) pertaining to the Virco Mfg. Corporation 2007 Stock Incentive Plan;
of our reports dated April 14, 2009, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation and the effectiveness of internal control over financial reporting of Virco Mfg. Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2009.
Los Angeles, California
April 14, 2009